Exhibit 99.1

FOR IMMEDIATE RELEASE

Ultimate Software Reports Q4 and Year-End 2009 Financial Results
Record Total Revenue and Recurring Revenue Results for Quarter and Year

Weston, FL, February 9, 2010 — Ultimate Software (Nasdaq: ULTI), a leading provider of end-to-end strategic human resources, payroll, and talent management solutions, announced today its financial results for the fourth quarter and year ended December 31, 2009. For the fourth quarter of 2009, Ultimate reported recurring revenues of $35.7 million, a 24% increase, and total revenues of $52.3 million, an increase of 5%, both compared with 2008’s fourth quarter. GAAP net income for the fourth quarter of 2009 was $0.1 million, or $0.00 per diluted share, versus $0.6 million, or $0.02 per diluted share, for the fourth quarter of 2008.

Non-GAAP net income (which excludes stock-based compensation and amortization of acquired intangibles) for the fourth quarter of 2009 was $2.6 million, or $0.10 per diluted share, compared with non-GAAP net income of $2.7 million, or $0.11 per diluted share, for the fourth quarter of 2008. See “Use of Non-GAAP Financial Information” below.

For 2009, recurring revenues increased 25% to $133.4 million, and total revenues increased 10% to $196.6 million, both as compared with the prior year. For 2009, the GAAP net loss was $1.1 million, or $0.05 per diluted share, as compared with a GAAP net loss of $2.9 million, or $0.12 per diluted share, for 2008.

“2009 was a successful year for Ultimate. Our recurring revenue grew by more than 25% and our client retention rate remained strong at 97%,” said Scott Scherr, CEO, president, and founder of Ultimate.

“We also attained our 2009 operating income plan and have a solid foundation in place for 2010.”

Ultimate’s financial results teleconference will be held today, February 9, 2010, at 5:00 p.m. Eastern Time, through Vcall at http://www.investorcalendar.com/IC/CEPage.asp?ID=154373. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player or Real Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

▪
Ultimate’s total revenues for 2009 increased by 16% compared with that of 2008, excluding license revenues from 2009 and 2008 and the 2008 recurring revenues associated with a former business service provider. Excluding these same items, the incremental non-GAAP operating margin was 39% for 2009.

▪	Ultimate’s recurring revenue gross margin covered all operating expenses in 2009’s fourth quarter on a non-GAAP basis.

▪
Recurring revenues — primarily consisting of Intersourcing revenues from our Software-as-a-Service offering of UltiPro and maintenance revenues — grew by 24% for the fourth quarter of 2009 and by 25% for the 2009 year, both versus comparable 2008 periods. Intersourcing revenues and, to a lesser extent, maintenance revenues, were the principal factors in the growth of recurring revenues.

▪
Non-GAAP operating income for the fourth quarter of 2009 was $4.4 million and $12.9 million for the 2009 year. (For more detail, see “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”)

▪	Ultimate’s annualized retention rate was 97% for its existing recurring revenue customer base as of December 31, 2009.

▪
The combination of cash, cash equivalents, and marketable securities was $33.2 million as of December 31, 2009 compared with $23.0 million as of December 31, 2008. For the quarter ended December 31, 2009, the Company generated $7.3 million in cash from operations and repurchased 188,600 shares of the Company’s issued and outstanding $0.01 par value common stock (“Common Stock”) for $5.0 million, under its previously announced stock repurchase plan (“Stock Repurchase Plan”). For the twelve months ended December 31, 2009, the Company generated $23.5 million in cash from operations and repurchased 451,850 shares of the Company’s Common Stock for $12.2 million under its Stock Repurchase Plan. As of December 31, 2009, we had 1,014,575 shares available for repurchase in the future under our Stock Repurchase Plan.

▪	Days sales outstanding were 68 days at December 31, 2009, representing a reduction of 3 days compared with days sales outstanding at December 31, 2008.

Business Highlights for 2009 Year

▪
Ultimate was honored for the second consecutive time to be named the #1 best medium-sized company to work for in America by the Great Place to Work® Institute, Inc., the same research and management consultancy that produces FORTUNE®’s “100 Best Companies to Work For” list for large companies. Ultimate is the only organization to receive the number one position twice in this category.

▪
Ultimate’s UltiPro won first place in the People’s Choice Stevie competition for Favorite New SaaS Product sponsored by the American Business Awards. Other products competing in this category were Salesforce.com, Cisco WebEx, Citrix Online, NetSuite, and Peopleclick. The nationwide online vote was open to the public.

▪
Ultimate was named a winner of THINKstrategies’ Best of SaaS Showplace (BoSS) Awards. The BoSS Awards are presented by THINKstrategies to bring greater attention to Software-as-a-Service and cloud-computing companies that produce tangible business benefits.

▪
Ultimate’s customer support center was awarded Service Capability & Performance (SCP) certification for best practices for the 11th consecutive year. The SCP Standards represent the global benchmark for service excellence and are recognized by leading technology companies around the world.

▪
Connections 2009, Ultimate’s second annual global user conference, was held September 15-18. Co-sponsored by Dell and IBM, Connections 2009 brought together more than 600 UltiPro users from companies across North America, such as Callaway Golf, First Horizon, Fujitsu America, Sony Music Entertainment, Texas Roadhouse, and Yamaha Corporation of America.

Financial Outlook

2010 Financial Guidance:

Ultimate provides the following financial guidance for 2010 (which differs from the guidance provided on October 27, 2009):

For the first quarter of 2010:

▪	Recurring revenues of approximately $39 million;

▪	Total revenues of approximately $55 million; and

▪	Operating margins, on a non-GAAP basis (discussed below), of approximately 6%.

For the year 2010:

▪	Recurring revenues to increase by approximately 27% in 2010 over those in 2009;

▪	Operating margins, on a non-GAAP basis (discussed below), of approximately 10%; and

▪	Total revenues to increase by approximately 18% over those in 2009.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release. Non-cash equity-based compensation expense for 2010 is expected to be between $13.5 million and $14.0 million.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company’s quarterly operating results, concentration of the Company’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software
A leading provider of end-to-end strategic human resources, payroll, and talent management solutions, Ultimate markets its award-winning UltiPro products as on-demand services through Software-as-a-Service (SaaS) and as on-premise software. Based in Weston, FL, the Company employs more than 1,000 professionals who are focused on developing the highest quality products and services. In 2009, Ultimate was awarded first place in the American Business Awards’ national People’s Choice competition for Favorite New SaaS Product and was ranked the #1 best medium-sized company to work for in America by the Great Place to Work® Institute for the second consecutive year. In 2008, Ultimate was the first HR/payroll SaaS provider to be audited and awarded the ISO/IEC 27001:2005 Certification for security management and was recognized for having the #1 “Best Product Development Team” in the nation by the American Business Awards. Ultimate has approximately 1,900 customers representing diverse industries, including such organizations as The Container Store, Elizabeth Arden, Major League Baseball, The New York Yankees Baseball Team, Nintendo of America, Ruth’s Chris Steak House, and Sony Music Entertainment. More information on Ultimate’s products and services can be found at www.ultimatesoftware.com.

UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman, Chief Financial Officer and Investor Relations
Phone: 954-331-7369, Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Revenues:
Recurring	$35,747	$28,870	$133,411	$106,681
Services	15,912	18,340	59,043	60,627
License	598	2,482	4,125	11,264
Total revenues	52,257	49,692	196,579	178,572
Cost of revenues:
Recurring	10,478	8,300	38,910	29,754
Services	13,314	15,476	48,346	50,106
License	152	440	750	1,795
Total cost of revenues	23,944	24,216	88,006	81,655
Gross profit	28,313	25,476	108,573	96,917
Operating expenses:
Sales and marketing	13,042	11,645	52,810	47,193
Research and development	9,615	8,648	38,475	36,738
General and administrative	4,635	4,225	17,874	17,623
Total operating expenses	27,292	24,518	109,159	101,554
Operating income (loss)	1,021	958	(586)	(4,637)
Other income (expense):
Interest and other expense	(22)	(97)	(133)	(279)
Other income, net	21	104	162	860
Total other income, net	(1)	7	29	581
Income (loss) before income taxes	1,020	965	(557)	(4,056)
(Expense) benefit for income taxes	(950)	(350)	(585)	1,159
Net income (loss)	$70	$615	$(1,142)	$(2,897)

Net income (loss) per share:
Basic	$0.00	$0.03	$(0.05)	$(0.12)
Diluted	$0.00	$0.02	$(0.05)	$(0.12)

Weighted average shares outstanding:
Basic	24,604	24,389	24,463	24,588
Diluted	26,590	25,567	24,463	24,588

The following table sets forth the stock-based compensation expense (excluding the income tax effect, or “gross”) resulting from stock-based arrangements and the amortization of acquired intangibles that are recorded in the Company’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2009	2008	2009	2008
Stock-based compensation:
Cost of recurring revenues	$183	$182	$689	$871
Cost of service revenues	322	424	1,316	1,988
Cost of license revenues	–	3	–	12
Sales and marketing	1,748	1,733	7,059	7,389
Research and development	302	313	1,228	1,570
General and administrative	767	833	2,942	3,626
Total non-cash stock-based compensation expense	$3,322	$3,488	$13,234	$15,456

Amortization of acquired intangibles:
General and administrative	$74	$46	$221	$185

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	As of	As of
	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$23,684	$17,200
Short-term investments in marketable securities	8,079	5,805
Accounts receivable, net	38,450	38,302
Prepaid expenses and other current assets	15,594	16,011
Deferred tax assets, net	1,128	3,533
Total current assets before funds held for clients	86,935	80,851
Funds held for clients	23,560	5,863
Total current assets	110,495	86,714
Property and equipment, net	19,496	22,984
Capitalized software, net	4,463	5,642
Goodwill	3,198	2,906
Long-term investments in marketable securities	1,444	–
Other assets, net	12,298	11,668
Long-term deferred tax assets, net	19,736	17,343
Total assets	$171,130	$147,257
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,476	$7,200
Accrued expenses	9,972	12,701
Current portion of deferred revenue	60,980	54,687
Current portion of capital lease obligations	1,897	2,034
Current portion of long-term debt	–	320
Total current liabilities before client fund obligations	77,325	76,942
Client fund obligations	23,560	5,863
Total current liabilities	100,885	82,805
Deferred revenue, net of current portion	7,579	8,807
Deferred rent	3,186	3,054
Capital lease obligations, net of current portion	1,710	1,519
Total liabilities	113,360	96,185

Stockholders’ equity:
Preferred Stock, $.01 par value	–	–
Series A Junior Participating Preferred Stock, $.01 par value	–	–
Common Stock, $.01 par value	276	268
Additional paid-in capital	184,256	164,574
Accumulated other comprehensive loss	(696)	(1,002)
Accumulated deficit	(54,410)	(53,268)
	129,426	110,572
Treasury stock, at cost	(71,656)	(59,500)
Total stockholders’ equity	57,770	51,072
Total liabilities and stockholders’ equity	$171,130	$147,257

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Twelve Months Ended
	December 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(1,142)	$(2,897)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	11,806	10,106
Provision for doubtful accounts	972	1,546
Tax charge for equity awards	(373)	–
Non-cash stock-based compensation expense	13,234	15,456
Deferred income taxes	561	(1,205)
Changes in operating assets and liabilities:
Accounts receivable	(1,120)	(5,190)
Prepaid expenses and other current assets	417	(6,210)
Other assets	(851)	(2,488)
Accounts payable	(2,724)	3,672
Accrued expenses and deferred rent	(2,372)	1,199
Deferred revenue	5,065	11,786
Net cash provided by operating activities	23,473	25,775

Cash flows from investing activities:
Purchases of marketable securities	(10,040)	(6,688)
Maturities of marketable securities	6,323	19,315
Net purchases of client funds securities	(17,697)	(5,863)
Capitalized software	(630)	(2,230)
Purchases of property and equipment	(4,011)	(12,206)
Net cash used in investing activities	(26,055)	(7,672)

Cash flows from financing activities:
Repurchases of Common Stock	(12,156)	(26,692)
Principal payments on capital lease obligations	(2,445)	(2,152)
Net increase in client fund obligations	17,697	5,863
Repayments of borrowings of long-term debt	(320)	(572)
Net proceeds from issuances of Common Stock	6,277	5,182
Net cash provided by (used in) financing activities	9,053	(18,371)

Effect of foreign currency exchange rate changes on cash	13	6
Net increase (decrease) in cash and cash equivalents	6,484	(262)
Cash and cash equivalents, beginning of period	17,200	17,462
Cash and cash equivalents, end of period	$23,684	$17,200

Supplemental disclosure of cash flow information:
Cash paid for interest	$149	$85
Cash paid for income taxes	$175	$332

Supplemental disclosure of non-cash financing activities:
- The Company entered into capital lease obligations to acquire new equipment totaling $2.5 million and $1.7 million in 2009 and 2008, respectively.
- The Company entered into an agreement to purchase certain source code from a third-party vendor for $2.0 million, of which $0.5 million was paid during 2009 and $1.5 million was paid during 2008.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Non-GAAP operating income (loss) reconciliation:
GAAP operating income (loss )	$1,021	$958	$(586)	$(4,637)
Operating income (loss) as a % of total revenues	2%	2%	(0.3%)	(3%)
Add back:
Non-cash stock-based compensation	3,322	3,488	13,234	15,456
Non-cash amortization of acquired intangible assets	74	46	221	185
Non-GAAP operating income	$4,417	$4,492	$12,869	$11,004
Non-GAAP operating income, as a % of total revenues	8%	9.0%	7%	6%

Non-GAAP pre-tax income (loss) reconciliation:
GAAP pre-tax income (loss)	$1,020	$965	$(557)	$(4,056)
Add back:
Non-cash stock-based compensation	3,322	3,488	13,234	15,456
Non-cash amortization of acquired intangible assets	74	46	221	185
Non-GAAP pre-tax income	$4,416	$4,499	$12,898	$11,585

Non-GAAP pre-tax income (loss) per diluted share reconciliation: (1)
GAAP pre-tax income (loss), per diluted share	$0.04	$0.04	$(0.02)	$(0.16)
Add back:
Non-cash stock-based compensation	0.13	0.14	0.50	0.59
Non-cash amortization of acquired intangible assets	–	–	0.01	0.01
Non-GAAP pre-tax income per diluted share	$0.17	$0.18	$0.49	$0.44

Non-GAAP net income (loss) reconciliation:
GAAP net income (loss)	$70	$615	$(1,142)	$(2,897)
Add back:
Non-cash stock-based compensation	3,322	3,488	13,234	15,456
Non-cash amortization of acquired intangible assets	74	46	221	185
Income tax effect	(912)	(1,409)	(4,759)	(5,689)
Non-GAAP net income	$2,554	$2,740	$7,554	$7,054

Non-GAAP net income per diluted share reconciliation: (1)
GAAP net income (loss) per diluted share	$0.00	$0.02	$(0.04)	$(0.12)
Add back:
Non-cash stock-based compensation	0.13	0.14	0.50	0.59
Non-cash amortization of acquired intangible assets	–	–	0.01	0.01
Income tax effect	(0.03)	(0.05)	(0.18)	(0.21)
Non-GAAP net income per diluted share	$0.10	$0.11	$0.29	$0.27

Shares used in calculation of GAAP and non-GAAP net income (loss) per share:
Basic	24,604	24,389	24,463	24,588
Diluted	26,590	25,567	26,217	26,325

(1) Non-GAAP pre-tax income and net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income (loss) periods. Non-GAAP pre-tax loss and net loss per diluted share reconciliation is calculated on a basic weighted average share basis.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management of the Company uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, the Company presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income (loss) and margins, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation. The Company’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options, stock units and stock awards recorded in accordance with ASC 718 (formerly SFAS 123(R)). For the three and twelve months ended December 31, 2009, stock-based compensation was $3.3 million and $13.2 million, respectively, on a pre-tax basis. For the three and twelve months ended December 31, 2008, stock-based compensation was $3.5 million and $15.5 million, respectively, on a pre-tax basis. Stock-based compensation expenses are excluded from the non-GAAP financial measures because they are non-cash expenses that the Company does not consider part of ongoing operations when assessing its financial performance. The Company believes that such exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results of ongoing operations for current and future periods with such results from past periods. The dilutive effect of all outstanding options and awards of restricted stock and stock units is included in the calculation of pre-tax income (loss) and net income (loss) per diluted share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and twelve months ended December 31, 2009, the amortization of acquired intangible assets was $74 thousand and $222 thousand, respectively.  For the three and twelve months ended December 31, 2008, the amortization of acquired intangible assets was $46 thousand and $185 thousand, respectively.  Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because it is a non-cash expense that the Company does not consider part of ongoing operations when assessing its financial performance. The Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.